Filed Pursuant to Rule 424(b)(7)

Registration File No. 333-187680

Prospectus Supplement to Prospectus dated April 25, 2013

SP Plus Corporation

3,600,000 Shares

Common stock

The selling stockholders identified in this prospectus supplement are selling 3,600,000 shares of common stock.

The underwriter has an option to purchase up to an additional 540,000 shares from the selling stockholders at a price of $29.20 per share.

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

You should carefully read this prospectus supplement, together with the accompanying prospectus and the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SP.” On May 11, 2017, the last sale price of our common stock as reported on NASDAQ was $29.38 per share.

Investing in our common stock involves substantial risk. Please read “Risk Factors” referenced on page S-3 of this prospectus supplement and the risk factors in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$30.00	$108,000,000
Underwriting discounts and commissions	$0.80	$2,880,000
Proceeds to selling stockholders before expenses	$29.20	$105,120,000

The underwriter expects to deliver the shares against payment in New York, New York on or about May 16, 2017.

Morgan Stanley

Prospectus supplement dated May 12, 2017.

PROSPECTUS SUPPLEMENT

PROSPECTUS

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses. We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this

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prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date of the applicable document.

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context requires otherwise, references in this prospectus supplement to the “Company,” “SP Plus,” “we,” “us” and “our” refer to SP Plus Corporation and its consolidated subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, including specific information about the selling stockholders and the terms on which the selling stockholders are offering and selling shares of our common stock. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with, and was declared effective by, the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents that we file or have filed with the SEC. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. Any statement modified or superseded by a statement made in a subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus supplement will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

INDUSTRY AND MARKET DATA

Certain industry, market and other data included in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference herein or therein, including our position within our market, have been obtained from third-party sources.  We note that our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the risk factors incorporated by reference herein.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo and website name and address are our service marks or trademarks.  Our trademarks and service marks include SP Plus®, SP+®, SP+ GAMEDAY®, Innovation In Operation® and Standard Parking®. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus supplement, the accompany prospectus or in documents incorporated by reference herein or therein may be listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, trade names and copyrights. This prospectus supplement, the accompanying prospectus or documents incorporated by reference herein or therein may also include trademarks, service marks or trade names of other companies. Each trademark, service mark or trade name by any other company appearing in this prospectus supplement belongs to its holder.

PROSPECTUS SUPPLEMENT SUMMARY

Our Company

We are one of the leading providers of parking management, ground transportation and other ancillary services to commercial, institutional and municipal clients in urban markets and airports across the United States, Puerto Rico and Canada. Our services include a comprehensive set of on-site parking management and ground transportation services, which include facility maintenance, security services, training, scheduling and supervising all service personnel as well as providing customer service, marketing, and accounting and revenue control functions necessary to facilitate the operation of our clients’ facilities or events. We also provide a range of ancillary services such as airport shuttle operations, valet services, taxi and livery dispatch services and municipal meter revenue collection and enforcement services.  We typically enter into contractual relationships with property owners or managers as opposed to owning facilities.

Corporate Information

SP Plus Corporation is a Delaware corporation. Our principal executive offices are located at 200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702, and our telephone number at that location is (312) 274-2000. Our website address is www.spplus.com.  Information contained on or accessible through our web site is not incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part, and you should not consider information contained on or accessible through our web site to be a part of this prospectus, supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part.

THE OFFERING

The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you.

Common stock offered by the selling stockholders	3,600,000 shares

Underwriter’s option to purchase additional shares of common stock from the selling stockholders

The selling stockholders have granted the underwriter an option exercisable for 30 days after the date of this prospectus supplement to purchase up to an aggregate of 540,000 additional shares of our common stock.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our common stock in this offering.

Dividend policy

We have not paid any cash dividends in respect of our common stock in over five years. By the terms of our Restated Credit Agreement (as defined below), we are permitted to pay cash dividends on our capital stock while such facility is in effect. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our earnings, capital requirements, financial condition, and other factors considered relevant by our Board of Directors. There are no restrictions on the ability of our wholly owned subsidiaries to pay cash dividends to us.

Risk factors

You should carefully read and consider the information set forth in the “Risk Factors” section of, and all other information set forth in, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before investing in our common stock.

NASDAQ symbol	“SP”

RISK FACTORS

An investment in our common stock involves various risks. You should carefully consider all of the information contained in this prospectus supplement and the accompanying prospectus, together with all other information contained or incorporated by reference herein or therein, before investing in our common stock. In addition, you should read and consider the risk factors associated with our business included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. See “Where You Can Find More Information.” The risks incorporated herein by reference are those which we believe are the material risks that we face; however, additional risks, including those not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.  The trading price of our common stock could decline due to any of these risks, as well as risks currently unknown to us, and you may lose all or part of your investment in our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of federal securities laws that relate to future events or our future financial performance. In many cases, you can identify forward-looking statements by our using words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “should,” “would,” “could,” “can,” “may” and similar terms. These forward-looking statements are made based on our management’s expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and other factors could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future performance and there can be no assurance that our expectations, beliefs and projections will be realized.  Important factors that may cause actual results to differ materially from the results expressed or implied by these forward-looking statements are set forth under “Risk Factors” in this prospectus supplement and under “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus supplement and the accompanying prospectus. These forward-looking statements are based on information available to us on the date each forward-looking statement is made and speak only as of such date. We undertake no obligation, except as may be required by the federal securities laws, to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

•                  we are subject to intense competition that could constrain our ability to gain business and adversely impact our profitability;

•                  changing consumer preferences, including as a result of the increasing prominence of ride sharing and car sharing services and changes in technology, may lead to a decline in, and adversely affect the predictability of, parking demand, which could have a material adverse impact on our business, financial condition and results of operations;

•                  we may have difficulty obtaining coverage for certain insurable risks or obtaining coverage for certain insurable risks at a reasonable cost and are subject to volatility associated with our high deductible / retention insured and self-insured programs including the possibility that changes in estimates of ultimate insurance losses could result in a material change against our operating results.;

•                  our management contracts and leases expose us to certain risks;

•                  deterioration in economic conditions in general could reduce the demand for parking and ancillary services and, as a result, reduce our earnings and adversely affect our financial condition;

•                  we are increasingly dependent on information technology, and potential disruption, cyber-attacks, cyber terrorism and security breaches present risks that could harm our business;

•                  adverse litigation judgments or settlements resulting from legal proceedings in which we may be involved in the normal course of business could affect our operations and financial condition;

•                  we have incurred indebtedness that could adversely affect our financial condition;

•                  we must comply with public and private regulations that may impose significant costs on us;

•                  the financial difficulties or bankruptcy of one or more of our major clients could adversely affect our results;

•                  our risk management and safety programs may not have the intended effect of allowing us to reduce our insurance costs for our insurance programs;

•                  labor disputes could lead to loss of revenues or expense variations;

•                  our business success depends on retaining senior management and attracting and retaining qualified personnel;

•                  negative or unexpected tax consequences could adversely affect our results of operations;

•                  we have investments in joint ventures and may be subject to certain financial and operating risks with our joint venture investments;

•                  weather conditions, including natural disasters, or acts of terrorism could disrupt our business and services;

•                  because our business is affected by weather related trends, typically in the first and fourth quarters of each year, our results may fluctuate from period to period, which could make it difficult to evaluate our business;

•                  risks relating to our acquisition strategy may adversely impact our results of operations;

•                  goodwill impairment charges could have a material adverse effect on our financial condition and results of operations;

•                  impairment of long-lived assets may adversely affect our operating results;

•                  state and municipal government clients may sell or enter into long-term leases of parking-related assets with our competitors or property owners, and developers may redevelop existing uses;

•                  our ability to expand our business will be dependent upon the availability of adequate capital;

•                  the sureties for our performance bond program may elect not to provide us with new or renewal performance bonds for any reason;

•                  federal health care reform legislation may adversely affect our business and results of operations;

•                  we do not maintain insurance coverage for all possible risks;

•                  our business success depends on our ability to preserve long-term client relationships; and

•                  actions of activist investors could disrupt our business.

The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and it is not possible for us to predict all of them. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in the context of these risks and uncertainties.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is qualified in its entirety by reference to our second amended and restated certificate of incorporation, as amended, and fourth amended and restated bylaws, as amended, copies of which are incorporated by reference to the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information.”

Under our certificate of incorporation, our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.  Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting of stockholders and entitled to vote on the election of directors.

Dividends

Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by our board of directors out of funds legally available therefor.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.

Rights and Preferences

Our common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may issue in the future.

Fully Paid and Nonassessable

All outstanding shares of our common stock are fully paid and nonassessable.

Registration Rights

We are party to a registration rights agreement with certain of our stockholders, including the selling stockholders, pursuant to which such stockholders have certain registration rights with respect to our common stock, including in certain cases the right to require an underwritten offering of shares of our common stock held by such stockholders.  The registration statement of which this prospectus supplement forms a part was filed, and the offering contemplated by this prospectus supplement is being effected, in accordance with that registration rights agreement.  See the accompanying prospectus for further information about the registration rights agreement.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws Provisions

Special Meeting of Stockholders. Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by (i) the chairperson of the board of directors, or (ii) our board of directors acting pursuant to a resolution adopted by a majority of the members of the board.  Our bylaws also include advance notice procedures and requirements for stockholder proposals to be brought before an annual meeting of our stockholders, including the nomination of directors.

Authorized But Unissued Shares. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, or the “DGCL,” an anti-takeover statute that provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless (1) the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans) or (3) the merger transaction is approved by the board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of two-thirds of the holders of the outstanding voting stock that is not owned by the interested stockholder.

The above provisions of our certificate of incorporation and bylaws and of Delaware law may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum,  the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of fiduciary duty owed by any director or officer to us or our stockholders, (3) any action asserting a claim against us or any director or officer pursuant to the DGCL, our certificate of incorporation or our bylaws or (4) any action asserting a claim against us or any director or officer governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Limitation of Liability and Indemnification

Reference is made to Section 102(b)(7) of the DGCL, which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains the provisions permitted by Section 102(b)(7) of the DGCL.  If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the registrant, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by any amendment to the DGCL.

Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of such company as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudicated to be liable to the company. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.  The registrant’s certificate of incorporation and bylaws provide for indemnification of directors or officers of the registrant to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented.

The above provisions of the DGCL are nonexclusive.

We maintain director and officer liability insurance policies which cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

NASDAQ Global Select Market

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “SP.”

MARKET PRICE OF OUR COMMON STOCK

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SP.” The following table sets forth for the periods indicated the high and low sales prices per share of our common stock as reported on the NASDAQ Global Select Market:

	High	Low
2015:
Quarter ended March 31, 2015	$25.39	$19.71
Quarter ended June 30, 2015	$27.33	$21.62
Quarter ended September 30, 2015	$27.41	$18.50
Quarter ended December 31, 2015	$26.39	$21.66
2016:
Quarter ended March 31, 2016	$25.00	$20.67
Quarter ended June 30, 2016	$24.38	$20.41
Quarter ended September 30, 2016	$26.02	$22.47
Quarter ended December 31, 2016	$30.30	$22.60
2017:
Quarter ended March 31, 2017	$38.55	$27.05
Period from April 1, 2017 through May 11, 2017	$36.20	$29.00

A recent reported closing price for our common stock is set forth on the cover page of this prospectus supplement. Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. As of May 11, 2017, there were 23 holders of record of our common stock.

DIVIDEND POLICY

We have not paid any cash dividends in respect of our common stock in over five years.  By the terms of our Amended and Restated Credit Agreement (the “Restated Credit Agreement”) with Bank of America, as administrative agent, an issuing lender and swing-line lender; Wells Fargo Bank, as an issuing lender and syndication agent, U.S. Bank National Association, First Hawaiian Bank and BMO Harris Bank N.A., as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers, and the lenders party thereto, we are permitted to pay cash dividends on our capital stock while such facility is in effect. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our earnings, capital requirements, financial condition, and other factors considered relevant by our Board of Directors. There are no restrictions on the ability of our wholly owned subsidiaries to pay cash dividends to us.

SELLING STOCKHOLDERS

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of May 11, 2017 and as adjusted to reflect the sale of the shares of our common stock offered in the public offering under this prospectus supplement and the accompanying prospectus for each of the selling stockholders.  The percentages of shares owned before the offering are based on the 22,488,641 shares of our common stock outstanding as of May 11, 2017.

	Shares owned Prior to the Offering		Number of	Shares Owned After the Offering(1)		Number of Shares to be Offered if underwriter’s option is	Shares Owned After the Offering if underwriter’s option is exercised in full
Name	Number of Shares	Percentage	Shares Offered(1)	Number of Shares	Percentage	exercised in full	Number of Shares	Percentage
Kohlberg CPC Rep, L.L.C. (2)	3,613,167	16.1%	2,625,415	987,752	4.4%	393,812	593,940	2.6%
2929 CPC Holdco, LLC (3)	1,341,251	6.0%	974,585	366,666	1.6%	146,188	220,478	1.0%

(1)                  Assumes the underwriter does not exercise its option to purchase up to 540,000 additional shares.

(2)                  Kohlberg Partners V, L.P., a Delaware limited partnership (“Kohlberg Partners V”), is the managing member of Kohlberg CPC Rep, L.L.C.  The general partner of Kohlberg Partners V is Kohlberg Management V, L.L.C., a Delaware limited liability company (“Kohlberg Management V”).  The investment decisions with respect to the shares held by Kohlberg CPC Rep, L.L..C. are made by a vote of a majority of the members of the Operating Committee of Kohlberg Management V.

(3)                  The managing member of 2929 CPC Holdco, LLC is Lubert-Adler Real Estate Fund V, L.P., a Delaware limited partnership (“Lubert-Adler Fund V”). The general partner of Lubert-Adler Fund V is Lubert-Adler Group V, L.P., a Delaware limited partnership (“Group V LP”). The general partner of Group V LP is Lubert-Adler Group V, LLC, a Delaware limited liability company (“Group V LLC”). The board of managers of Group V LLC controls Group V LLC and acts by a unanimous vote of its members. The board of managers consists of two members: Dean S. Adler and Ira M. Lubert (the “Principals”). The management company for Lubert-Adler Fund V is L-A Financial Management, L.P., a Delaware limited partnership (“Manager”), the Successor-by-Conversion to L-A Financial Management, LLC, a Delaware limited liability company. The general partner of Manager is Lubert-Adler GP, LLC, a Delaware limited liability company (“Manager GP”). The board of managers of Manager GP controls Manager GP and acts by a unanimous vote of its members. The board of managers consists of two members: the Principals. Manager has an asset management committee (the “Asset Management Committee”) which acts by a majority vote of its members. The members of the Asset Management Committee are Gerald Ronon, Stuart Margulies, Jane Smith, Mark Kripke and Ryan Forry (the “Committee Members”). Decisions regarding 2929 CPC Holdco, LLC are approved by both Group V LLC and the Asset Management Committee. The Principals are the members of Group V LLC and Manager GP.

As discussed in the accompanying prospectus, our board of directors is required to nominate for election to our board of directors, unanimously recommend that our stockholders vote in favor of election to our board of directors, and solicit proxies in favor of the election of, individuals designated by Kohlberg CPC Rep, L.L.C. (the “KCPC Representative”), in its capacity as the representative of the former stockholders of KCPC Holdings, Inc. (“KCPC”), the former ultimate parent of Central Parking Corporation.  Each of Jonathan P. Ward, Gordon H. Woodward and Seth H. Hollander was previously designated by the KCPC Representative to serve on our board of directors until the expiration of his term at our 2017 annual meeting of stockholders.  On or about March 3, 2017, as a result of a reduction in the aggregate number of shares of our common stock held by former stockholders of KCPC (including the selling stockholders), the KCPC Representative was entitled to designate only two individuals to our board of directors and designated Messrs. Ward and Woodward to continue serving on our board of directors. Accordingly, each of Messrs. Ward and Woodward was elected to serve on our board of directors, and Mr. Hollander’s term expired, at our annual meeting of stockholders on May 9, 2017.  Given the anticipated sale by the selling stockholders of shares of common stock in the offering, each of Messrs. Ward and Woodward delivered to our board of directors his resignation from the board, effective upon the closing of the offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF SHARES OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of shares of our common stock acquired pursuant to this offering by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders of shares of our common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.

The discussion below assumes that a Non-U.S. Holder’s investment in our common stock is not effectively connected with a trade or business conducted in the United States by the non-U.S. Holder, or, if an applicable tax treaty so provides, that its investment is not attributable to a United States permanent establishment maintained by the Non-U.S. Holder.  The discussion also assumes that shares of our common stock are held by a Non-U.S. Holder as “capital assets” within the meaning of Section 1221 of the Code.

This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons who are subject to special treatment under U.S. federal income tax laws (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, certain U.S. expatriates or former long term residents of the United States, tax-exempt organizations, pension plans, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons in special situations, such as those who have elected to mark securities to market or those who hold shares of our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, persons that have a “functional currency” other than the U.S. dollar, or holders subject to the alternative minimum tax or the 3.8% tax on net investment income). In addition, except as explicitly addressed herein with respect to estate tax, this summary does not address estate and gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust other than:

•              an individual who is a citizen or resident of the United States;

•              a corporation, or any other organization taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•             an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

•             a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons (as defined in the Code) have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A modified definition of Non-U.S. Holder applies for U.S. federal estate tax purposes (as discussed below).

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes that hold shares of our common stock and their investors are urged to consult their own tax advisors.

There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein.  We have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of shares of our common stock.

This summary is for general information only and is not intended to be tax advice.  Prospective investors are urged to consult their own tax advisors concerning the U.S. Federal income and estate tax consequences to them of the purchase, ownership and disposition of shares of our common stock, as well as the application of other U.S. federal tax (such as gift tax) laws and state, local and non-U.S. income tax and other tax laws.

Distributions on Shares of Our Common Stock

As discussed under “Dividend Policy” above, we do not currently pay cash dividends on shares of our common stock. In the event that we do make a distribution of cash or property with respect to shares of our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be subject to withholding as described below. If a distribution exceeds our current or accumulated earnings and profits, the excess will be treated as a tax-free return of the Non-U.S. Holder’s investment, up to such holder’s adjusted tax basis in its shares of our common stock. Any remaining excess will be treated as capital gain and subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Taxable Disposition of Shares of our Common Stock.” Any distribution described in this paragraph would also be subject to the discussions below in “—Additional Withholding and Information Reporting Requirements for Shares of Our Common Stock Held by or through non-U.S. Entities” and “—Backup Withholding and Information Reporting.”

Any dividends paid to a Non-U.S. Holder with respect to shares of our common stock generally will be subject to a 30% U.S. withholding tax on the gross amount of the dividends unless such Non-U.S. Holder provides the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E, as appropriate (or successor form), certifying, under penalties of perjury, that such Non-U.S. Holder is entitled to a reduction in withholding under an applicable income tax treaty.

The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain Non-U.S. Holders that are intermediaries or pass-through entities for U.S. federal income tax purposes.  Each Non-U.S. Holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty, such holder may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Shares of our Common Stock

Subject to the discussions below under “—Additional Withholding and Information Reporting Requirements for Shares of Our Common Stock Held by or through non-U.S. Entities” and “—Backup Withholding and Information Reporting,” in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, or (ii) we are or have been a “United States real property holding corporation,” as defined in the Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period with respect to the applicable shares of our common stock (the “relevant period”).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless an applicable income tax treaty provides otherwise) on the amount of such Non-U.S. Holder’s capital gains allocable to U.S. sources reduced by capital losses allocable to U.S. sources during the taxable year of the disposition that are reported on a timely filed U.S. federal income tax return.

With respect to the second exception above, although there can be no assurance, we believe we are not, and we do not currently anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we are not currently or will not become a USRPHC in the future. Generally, a corporation is a USRPHC only if the fair market value of its “United States real property interests” (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus other assets used or held for use in a trade or business. Even if we are or become a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of shares of our common stock by reason of our status as a USRPHC so long as (i) our common stock is regularly traded on an established securities market (within the meaning of Code Section 897(c)(3)) during the calendar year in which such sale, exchange or other taxable disposition of shares of our common stock occurs and (ii) such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the relevant period. If we are or become a USRPHC and the requirements of (i) or (ii) are not met, gain on the disposition of shares of our common stock generally will be taxed at the same capital gain rates applicable to U.S. shareholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals), and we will be required to withhold U.S. tax equal to 35% from such distributions.  Prospective investors are urged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Additional Withholding and Information Reporting Requirements for Shares of Our Common Stock Held by or through non-U.S. Entities

Sections 1471 through 1474 of the Code and related Treasury regulations and guidance (commonly referred to as “FATCA”) generally will impose a U.S. federal withholding tax of 30% on certain payments to certain non-U.S. entities (including certain intermediaries), including dividends on and the gross proceeds from a sale, exchange or other disposition of shares of our common stock, unless such persons comply with a complicated U.S. information reporting, disclosure and certification regime.  In the case of payments made to a “foreign financial institution,” as defined under FATCA (which may include an investment fund), the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the U.S. government (a “FATCA Agreement”) or (ii) complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”), in either case to, among other things, collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution.  In the case of payments made to a foreign entity that is not a foreign financial institution, the tax generally will be imposed, subject to certain exceptions, unless such foreign entity provides the withholding agent with certification that it does not have any “substantial U.S. owner” (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its substantial U.S. owners.  FATCA Agreements, IGAs and implementing rules may alter the general description above. The FATCA withholding rules currently apply to dividend payments on our common stock and will apply to payments of gross proceeds from the sale, exchange or other disposition of shares of our common stock occurring after December 31, 2018. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock, and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on shares of our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. These information reporting requirements apply even if withholding was not required.

Information reporting and backup withholding will generally apply to the payment of the proceeds of a disposition of shares of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies that it is not a United States person (as defined in the Code) and satisfies certain other requirements, or otherwise establishes an exemption. For information reporting purposes, dispositions effected through a non-U.S. office of a broker with certain substantial U.S. ownership, operations or connections generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker, and dispositions otherwise effected through a non-U.S. office generally will not be subject to information reporting. Generally, backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected through a non-U.S. office of a U.S. broker or non-U.S. office of a non-U.S. broker. Prospective investors are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment made to a Non-U.S. Holder can be refunded or credited against such Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Federal Estate Tax

Shares of our common stock held (or treated as held) by an individual who is not a U.S. citizen or resident (as specifically determined for U.S. federal estate tax purposes) at the time of such individual’s death will be included in such individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

UNDERWRITING

We, the selling stockholders and the underwriter named below have entered into an underwriting agreement, which will be filed as an exhibit to the registration statement, with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase the number of shares indicated in the following table.

Underwriter	Number of Shares

Morgan Stanley & Co. LLC	3,600,000

The underwriter is committed to take and pay for all of the shares being offered, other than those covered by the option to purchase additional shares described below, if it purchases any shares. The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•      the obligation to purchase all of the shares of common stock offered hereby, if any of the shares are purchased;

•      the representations and warranties made by us and the selling stockholders to the underwriter are true;

•      there is no material change in our business or the financial markets; and

•      we and the selling stockholders deliver customary closing documents to the underwriter.

Shares sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $0.25 per share from the public offering price. If all the shares are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. We have agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any of our common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the underwriter.

The selling stockholders have granted the underwriter an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 540,000 additional shares from the selling stockholders at the public offering price less underwriting discounts and commissions. To the extent that this option is exercised, the underwriter will be obligated, subject to certain conditions, to purchase these additional shares.

Each of the selling stockholders has entered into a lock-up agreement with the underwriter, which regulates their sales of our common stock for a period of 45 days after the date of this prospectus supplement, subject to certain exceptions.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SP.”

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Company’s common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the common stock on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution.  A passive market maker must display its bids at a price not in excess of the highest independent bid of the security.  However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

In connection with the offering, the underwriter may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to online brokerage customers. An electronic prospectus is available on the Internet website maintained by the underwriter. Other than the prospectus in electronic format, the information on the underwriter’s website is not part of this prospectus supplement or the accompanying prospectus.

The underwriter does not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriter to the selling stockholders per share of common stock. The underwriting fee is $0.80 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Without option exercise	With full option exercise
Per Share	$0.80	$0.80
Total	$2,880,000	$3,312,000

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $440,000.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the issuer or its affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful.  No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(1)     to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)     to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter nominated by the

Issuer for any such offer; or

(3)     in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall require us, the selling stockholders or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

United Kingdom

This prospectus supplement has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to us.  All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common stock in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Issuer, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI33-105), the underwriters are not required to comply with the disclosure requirements of NI 33- 105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the issuance of the shares of common stock to be offered hereby will be passed upon for us by Katten Muchin Rosenman LLP, Chicago, Illinois. Latham & Watkins LLP, New York, New York will act as counsel to the underwriter, Ropes & Gray LLP, New York, New York will act as counsel to Kohlberg CPC Rep, L.L.C. and Sullivan & Cromwell LLP, Los Angeles, California will act as counsel to 2929 CPC Holdco, LLC.

EXPERTS

The consolidated financial statements of SP Plus Corporation appearing in SP Plus Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at  www.sec.gov.  Purchases of our common stock should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and in any free writing prospectus filed with the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus which means that we can disclose important information to you by referring you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. Any information so updated or superseded shall not, except as so updated or superseded, constitute a part of this prospectus supplement or the accompanying prospectus.  We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below that have previously filed with the SEC and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02 or 7.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement or the accompanying prospectus, until the termination of this offering. We hereby incorporate by reference the following documents:

•      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017 (File No. 000-50796);

•      Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 3, 2017 (File No. 000-50796), that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017;

•      Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 3, 2017 (File No. 000-50796);

•      Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on January 5, 2017, January 17, 2017, February 3, 2017, March 10, 2017, April 17, 2017 and May 11, 2017 (File No. 000-50796); and

•      The description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on May 25, 2004 (File No. 000-50796), as supplemented by any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

SP Plus Corporation

200 E. Randolph Street, Suite 7700
Chicago, Illinois 60601-7702
(312) 274-2000
Attn: Corporate Secretary

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.ir.spplus.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

STANDARD PARKING CORPORATION

6,161,332 Shares

Common Stock

The selling stockholders named in the “Selling Stockholders” section of this prospectus may elect from time to time on or after October 2, 2013, to offer and sell up to 6,161,332 shares of our common stock, par value $0.001 per share, in one or more offerings.

The selling stockholders may, from time to time on or after October 2, 2013, sell, transfer or otherwise dispose of any or all of their shares of our common stock on any stock exchange, market or trading facility on which our shares of common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. If these shares are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “STAN.” On March 28, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Market was $20.70 per share.

Investing in our common stock involves risks. You should carefully review the section entitled “Risk Factors” beginning on page 4 of this prospectus regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell up to 6,161,332 shares of our common stock from time to time on or after October 2, 2013 in one or more offerings.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is offering to sell, and is seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of our common stock.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholders or their transferees. The prospectus supplement may add, update or change information in this prospectus. If information in a prospectus supplement is inconsistent with the information in this prospectus, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement hereto.  See “Where You Can Find More Information” for more information.

In this prospectus and any accompanying prospectus supplement, references to “Standard Parking,” “the Company,” “we,” “us” and “our” and similar expressions refer to Standard Parking Corporation and our consolidated subsidiaries, except where it is made clear that the term means only Standard Parking Corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including information we incorporate by reference, includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding our merger with KCPC Holdings, Inc. (“KCPC”), the former ultimate parent of Central Parking Corporation (“Central”), and the other expectations, beliefs, plans, intentions and strategies of Standard Parking.

We have tried to identify these statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and “will” and similar terms and phrases to identify forward-looking statements, but such words, terms and phrases are not the exclusive means of identifying such statements.  These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.  Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following:

•                                          our ability to integrate Central into the business of Standard Parking successfully and the amount of time and expense spent and incurred in connection with the integration;

•                                          the risk that the economic benefits, cost savings and other synergies that we anticipate as a result of the Merger (as defined below) are not fully realized or take longer to realize than expected;

•                                          our substantially increased indebtedness incurred in connection with the Merger, which may reduce available cash flow, increase vulnerability to adverse economic conditions, and limit flexibility in planning for, or reacting to, changes in or challenges related to our business;

•                                          unanticipated Merger and integration expenses;

•                                          adverse litigation judgments or settlements;

•                                          adverse impact to our operations in areas damaged by Hurricane Sandy;

•                                          changes in general economic and business conditions or demographic trends;

•                                          the loss of customers, clients or strategic alliances as a result of the Merger;

•                                          other losses, or renewals on less favorable terms, of management contracts and leases;

•                                          the effect on our strategy and operations due to changes to our board of directors that occurred upon the completion of the Merger;

•                                          the impact of the divestitures of management contracts and leases required by the agreement entered into by us with the Department of Justice in connection with the Merger;

•                                          the impact of public and private regulations;

•                                          financial difficulties or bankruptcy of major clients;

•                                          intense competition;

•                                          insurance losses that are worse than expected or adverse events not covered by insurance;

•                                          labor disputes;

•                                          extraordinary events affecting parking at facilities that we manage, including emergency safety measures, military or terrorist attacks, cyber terrorism and natural disasters;

•                                          the risk that state and municipal government clients sell or enter into long-term leases of parking-related assets to competitors or clients of our competitors;

•                                          uncertainty in the credit markets;

•                                          availability, terms and deployment of capital;

•                                          our ability to obtain performance bonds on acceptable terms; and

•                                          the impact of Federal health care reform.

You should consider our forward-looking statements in light of the risks discussed under the heading “Risk Factors” below and in documents incorporated herein by reference.  All of our forward-looking statements should be considered in light of these factors. All of our forward-looking statements speak only as of the date they were made, and we undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events or otherwise, except as may be required under applicable securities laws and regulations.

OUR COMPANY

On October 2, 2012 (the “Closing Date”), Standard Parking acquired KCPC pursuant to a merger (the “Merger”) of Hermitage Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Standard Parking (“Merger Sub”), with and into KCPC, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 28, 2012, by and among Standard, KCPC, Merger Sub and Kohlberg CPC Rep, L.L.C., in its capacity as the representative of KCPC’s stockholders.  KCPC was the surviving corporation in the Merger and, as a result, is now a wholly-owned subsidiary of Standard Parking.

We are one of the leading providers of parking management, ground transportation and other ancillary services to commercial, institutional and municipal clients in the United States, Puerto Rico and Canada.  Our services include a comprehensive set of on-site parking management and ground transportation services, which consist of training, scheduling and supervising all service personnel as well as providing customer service, marketing, maintenance, security and accounting and revenue control functions necessary to facilitate the operation of our clients’ parking facilities. We also provide a range of ancillary services such as airport shuttle operations, valet services, taxi and livery dispatch services and municipal meter revenue collection and enforcement services. We strive to be the #1 or #2 provider in each of the core markets in which we operate. As a given geographic market achieves a threshold operational size, we typically will establish a local office in order to promote increased operating efficiency. We rely on both organic growth and acquisitions to increase our client base and leverage our fixed corporate and administrative costs within each major metropolitan area. Our clients choose to outsource with us in order to attract, service and retain customers, gain access to the breadth and depth of our service and process expertise, leverage our significant technology capabilities and enhance their parking facility revenue, profitability and cash flow. As of December 31, 2012, including Central, we managed approximately 4,300 parking facility locations containing approximately 2.1 million parking spaces in approximately 456 cities, operated 262 parking-related service centers serving 75 airports, operated a fleet of approximately 700 shuttle buses carrying approximately 35 million passengers per year, operated 136 valet locations and employed a professional staff of approximately 25,000 people.

We maintain our principal executive offices at 900 N. Michigan Avenue, Suite 1600, Chicago, Illinois 60611-1542. Our telephone number is (312) 274-2000. Our web site address is www.standardparking.com. Information contained on our web site is not incorporated by reference into this prospectus, and you should not consider information contained on our web site to be a part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the risks and uncertainties described in our filings with the SEC, which are incorporated by reference into this prospectus, including those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. See “Where You Can Find More Information”. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered for sale in this prospectus by the selling stockholders.  The selling stockholders will receive all of the net proceeds from these sales.

SELLING STOCKHOLDERS

The table below sets forth information with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders as of March 28, 2013 that may from time to time on or after October 2, 2013 be offered or sold pursuant to this prospectus.  The percentages of shares owned before the offering are based on the 21,870,770 shares of our common stock outstanding as of March 28, 2013.  The information regarding shares of our common stock beneficially owned after the offering assumes the sale of all shares of common stock offered hereunder by the selling stockholders and that the selling stockholders do not acquire any additional shares of our common stock.  Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary.  Because the selling stockholders may sell or otherwise dispose of all, some, or none of the shares covered hereby, we cannot estimate the number of the shares that will be sold or otherwise disposed of by the selling stockholders pursuant to this prospectus. Accordingly, for purposes of this prospectus, we have assumed that all of the shares covered by this prospectus will be sold by the selling stockholders.

	Shares Beneficially Owned Before the Offering		Number of Shares Being	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percent	Offered	Number	Percent
Kohlberg CPC Rep, L.L.C. (1)	3,613,167	16.55%	3,613,167	—	—%
2929 CPC Holdco, LLC (2)	1,341,251	6.1%	1,341,251	—	—%
VCM STAN-CPC Holdings, LLC (3)	1,204,388	5.5%	1,204,388	—	—%

(1)         Kohlberg Investors V, L.P., a Delaware limited partnership (“Kohlberg Investors V”), is the managing member of Kohlberg CPC Rep, L.L.C.  The general partner of Kohlberg Investors V is Kohlberg Management V, L.L.C., a Delaware limited liability company (“Kohlberg Management V”).  James A. Kohlberg is the managing member of Kohlberg Management V.  Christopher Anderson, Samuel P. Frieder, Seth H. Hollander, Christopher Lacovara, Shant Mardirossian, Evan Wildstein, Benjamin Mao, James A. Kohlberg and Gordon Woodward are members of Kohlberg Management V.  Mr. Kohlberg, Mr. Anderson, Mr. Frieder, Mr. Lacovara, Mr. Wildstein, Mr. Mardirossian, Mr. Hollander, Mr. Mao and Mr. Woodward are members of the Operating Committee of Kohlberg Management V.  The investment decisions of Kohlberg Management V are made by a vote of a majority of the members of its Operating Committee.  The individuals named above may be deemed to beneficially own the shares that are, or are deemed to be beneficially owned by, Kohlberg CPC Rep, L.L.C.  Such persons disclaim beneficial ownership of such shares.

(2)         Lubert-Adler Real Estate Fund V, L.P., a Delaware limited partnership (“Lubert-Adler Fund V”), is the managing member of 2929 CPC Holdco, LLC.  The general partner of Lubert-Adler Fund V is Lubert-Adler Group V, L.P., a Delaware limited partnership (“Group V LP”).  The general partner of Group V LP is Lubert-Adler Group V, LLC, a Delaware limited liability company (“Group V LLC”).  The board of managers of Group V LLC controls Group V LLC and acts by a unanimous vote of its members.  The board of managers of Group V LLC consists of Dean S. Adler and Ira M. Lubert.  The management company for Lubert-Adler Fund V is L-A Financial Management, LLC, a Delaware limited liability company (“Manager LLC”).  The board of managers of Manager LLC controls Manager LLC and acts by a unanimous vote of its members.  The board of managers of Manager LLC consists of Dean S. Adler and Ira M. Lubert.  Manager LLC has an asset management committee which acts by a majority vote of its members.  The asset management committee’s members are Gerald Ronon, Stuart Margulies, Amy Wilde, Mark Kripke and Ryan Forry.  Decisions regarding 2929 CPC Holdco, LLC are approved by both Group V LLC and the asset management committee of Manager LLC.  Dean S. Adler and Ira M. Lubert are the members of Group V LLC and Manager LLC.

(3)         Versa Capital Fund I, L.P., a Delaware limited partnership (“VC Fund I”), is the managing member of VCM STAN-CPC Holdings, LLC.  Versa FGP-I, LP, a Delaware limited partnership (“FGP”), is the general partner of VC Fund I.  Versa UGP-I, LLC, a Delaware limited liability company (“UGP”), is the general partner of

FGP.  Versa Fund Management, LLC, a Delaware limited liability company (“VFM”), is the general partner of UGP, and Versa Capital Group, LLC, a Delaware limited liability company (“VCG”), manages and controls VFM.  Gregory L. Segall is the controlling person of VCG.

Material Relationships with the Selling Stockholders

Merger Agreement

Pursuant to the Merger Agreement, on the Closing Date, each share of common stock and preferred stock of KCPC issued and outstanding as of the effective time of the Merger was converted into the right to receive its pro rata portion of 6,161,332 shares of our common stock in the aggregate.  All of the shares of common stock offered by the selling stockholders in this prospectus were originally issued by Standard Parking to the selling stockholders under the Merger Agreement.  In addition, each share of KCPC common stock was converted into the right to receive its pro rata portion of $27 million of total cash consideration (the “Cash Consideration”) to be paid on the third anniversary of the Closing Date, to the extent not used to satisfy the indemnification obligations of the former stockholders of KCPC, including the selling stockholders, that may arise under the Merger Agreement.  The Cash Consideration is subject to upward adjustment for, among other things, (i) the amount of tax refunds received by KCPC prior to the third anniversary of the Closing Date and (ii) the amount by which the combined net debt and absolute value of net working capital of KCPC as of the Closing Date was less than $275 million.

Subject to the limitations set forth in the Merger Agreement, each former stockholder of KCPC, including each of the selling stockholders, is required, severally and not jointly, to indemnify us and our affiliates and our respective directors, members, officers, equityholders, partners, employees, agents, subsidiaries, representatives, successors and assigns (collectively, the “Standard Parking Indemnified Parties”) for such former stockholder’s pro rata share of (i) adverse consequences for which any Standard Parking Indemnified Party sustains as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of KCPC contained in the Merger Agreement, (ii) the amount by which any payments by Standard Parking with respect to certain indemnified items (such as fees and expenses incurred with respect to existing litigation matters, obligations for non-routine repair and maintenance, pending union audits and third party indemnification obligations in connection with the disposition of any business of KCPC) exceeds the amount of the deductibles for such indemnified items set forth in the Merger Agreement, (iii) certain taxes incurred by KCPC prior to the Closing Date, (iv) the amount by which the combined net debt and the absolute value of net working capital of KCPC as of the Closing Date was greater than $285 million and (v) any adverse consequences resulting from dispositions of real property by KCPC prior to the Closing Date.

Standard Parking Board Designees

Pursuant to the Merger Agreement, our board of directors is required to nominate for election to our board of directors, unanimously recommend that our stockholders vote in favor of election to our board of directors, and solicit proxies in favor of the election of, the individuals designated by the Kohlberg Selling Stockholder (as defined herein), in its capacity as the representative of the former KCPC stockholders.  The Kohlberg Selling Stockholder, in its capacity as the representative of the former KCPC stockholders, is entitled to designate the following number of designees to our board of directors:

•                                          three, so long as the selling stockholders collectively own greater than or equal to 5,444,678 shares of our common stock;

•                                          two, so long as the selling stockholders collectively own greater than or equal to 4,355,742 shares of our common stock and less than 5,444,678 shares of our common stock;

•                                          one, so long as the selling stockholders collectively own greater than or equal to 2,177,871 shares of our common stock and less than 4,355,742 shares of our common stock; and

•                                          none, if the selling stockholders collectively own less than 2,177,871 shares of our common stock.

In accordance with our obligations under the Merger Agreement, at the effective time of the Merger, the size of our board of directors was increased from five members to eight members and our board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Paul Halpern, Jonathan Ward and Gordon Woodward to fill the three new directorships resulting from the increase of the size of our board of directors.

Mr. Halpern is the Chief Investment Officer of Versa Capital Management, LLC, a private investment firm based in Philadelphia, Pennsylvania and an affiliate of VCM STAN-CPC Holdings, LLC, one of the selling stockholders (the “Versa Selling Stockholder”).  Mr. Ward is an Operating Partner of Kohlberg & Co., L.L.C., a private investment firm based in Mount Kisco, New York and an affiliate of Kohlberg CPC Rep, L.L.C., one of the selling stockholders (the “Kohlberg Selling Stockholder”).  Mr. Woodward is the Chief Investment Officer of Kohlberg & Co., L.L.C.  Prior to the Merger, each of Mr. Halpern, Mr. Ward and Mr. Woodward were members of the boards of directors of KCPC and certain of its subsidiaries.

Closing Agreements

On February 28, 2012, simultaneous with the execution of the Merger Agreement, Standard Parking entered into closing agreements (the “Initial Closing Agreements”) with each of the following former stockholders of KCPC: (i) Lubert-Adler Fund V and Lubert-Adler Real Estate Parallel Fund V, L.P. (collectively, the “Lubert-Adler Funds”), each of which is an affiliate of 2929 CPC Holdco, LLC, which is one of the selling stockholders (the “Lubert-Adler Selling Stockholder”); (ii) Kohlberg Investors V, Kohlberg TE Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors, L.P. and KOCO Investors V, L.P. (collectively, the “Kohlberg Funds”), each of which is an affiliate of the Kohlberg Selling Stockholder; and (iii) VC Fund I and Versa Capital Fund I Parallel, L.P., a Delaware limited partnership (collectively, the “Versa Funds”), each of which is an affiliate of the Versa Selling Stockholder.

Immediately prior to the Merger, the Kohlberg Funds contributed to the Kohlberg Selling Stockholder all of the shares of capital stock of KCPC held by the Kohlberg Funds, the Lubert-Adler Funds contributed to the Lubert-Adler Selling Stockholder all of the shares of capital stock of KCPC held by the Lubert-Adler Funds, and the Versa Funds contributed to the Versa Selling Stockholder all of the shares of capital stock of KCPC held by the Versa Funds.  Accordingly, on the Closing Date, we entered into Closing Agreements (the “Additional Closing Agreements” and, together with the Initial Closing Agreements, the “Closing Agreements”) with each of the selling stockholders.

Pursuant to the terms of the Closing Agreements, each of the selling stockholders have agreed that, for a period of three years following the Closing Date and for so long as such selling stockholder owns in the aggregate (together with its affiliates, all other selling stockholders and their respective affiliates and any other persons with which any of the foregoing form a “group” under Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) beneficially or of record more than 10% of the issued and outstanding shares of our common stock, to cause the shares of common stock held by them to be counted as present at any meeting of our stockholders and to vote, in person or by proxy, all of such shares of common stock as follows:

For two years following the Closing Date:

•                                          with respect to the election of directors to our board of directors, “for” any nominees recommended by our board of directors; and

•                                          with respect to all other matters submitted for a vote of our stockholders, in accordance with the recommendation of our board of directors with respect to such matters.

For the period beginning on the date after the second anniversary of the Closing Date and ending on the third anniversary of the Closing Date:

•                                          with respect to the election of directors to our board of directors, “for” any nominees recommended by our board of directors; and

•                                          with respect to all other matters submitted for a vote of our stockholders, in proportion to the votes cast by our other stockholders.

Each selling stockholder has also agreed that, for a period of four years after the Closing Date and for so long as such selling stockholder owns in the aggregate (together with its affiliates, all other selling stockholders, their affiliates and other persons with which any of the foregoing form a “group”) beneficially or of record more than 5% of the issued and outstanding shares of our common stock, such selling stockholder and its affiliates and their respective directors, officers, members, managers, partners and equity holders will not, during such four-year period only, in any manner, without the prior written consent of our independent directors (excluding any director nominated by the selling stockholders):

•                                          acquire or agree to acquire, or publicly offer or propose to acquire any of our voting securities or any rights or options to acquire any of our voting securities;

•                                          make any announcement with respect to, or publicly offer to effect, any merger, acquisition, consolidation, other business combination, restructuring, recapitalization, tender offer, exchange offer or other extraordinary transaction with or involving us or any of our subsidiaries or any of our or their securities or assets; provided that such selling stockholder may file or amend its Schedule 13D regarding our common stock or make other securities or tax filings as required by law;

•                                          other than in connection with the designation of designees to our board of directors in accordance with the Merger Agreement, (1) initiate, propose, induce or attempt to induce any other person to initiate any stockholder proposal, nominate any director to our board of directors or make any attempt to call a special meeting of our stockholders, (2) submit any proposal for consideration at, or bring any other business before, any meeting of our stockholders, or request that we include any proposals or director nominees in any proxy statement, (3) engage, or in any way participate, directly or indirectly, in any solicitations of proxies or consents or seek to advise, encourage or influence any person with respect to the voting of our securities (except in support of proposals approved by our board of directors) or (4) otherwise communicate with our stockholders or others through various forms of public communications regarding how such stockholder intends to vote his, her or its shares;

•                                          participate in a “group” with any other person or enter into any negotiation, contract or relationship with any third party, other than an affiliate of such selling stockholder, with respect to the acquisition or voting of any of our voting securities;

•                                          deposit any of our voting securities in any voting trust or subject any of our voting securities to any voting agreement;

•                                          publicly seek or publicly request permission to take any action that would violate any of the foregoing, amend or waive any of the requirements listed above or make any public announcement with respect to any of the requirements listed above; or

•                                          take, or cause others to take, any actions that would otherwise violate any of the requirements listed above.

The Kohlberg Funds have agreed that, for four years after the Closing Date, they will not consult with or participate in any business or business unit (i) that is engaged in owning, leasing, managing or operating for a third party any motor vehicle parking lot, parking garage or other parking facility or (ii) that is engaged as a principal part of such business or business unit in providing parking related services, and is located in anywhere in the United States.  The Versa Funds are subject to the same restrictions for a term of three and one-half years following the Closing Date.

The Kohlberg Funds and the Versa Funds have agreed generally not to (i) hire, solicit or encourage any person employed by us or our subsidiaries in a senior executive or manager capacity to leave the employment of us or our subsidiaries or (ii) hire any such person who has left the employ of us or our subsidiaries within one year after the departure of such person.  The Kohlberg Funds are subject to the foregoing restrictions for a term of four years following the Closing Date and the Versa Funds are subject to the foregoing restrictions for a term of three and one-half years following the Closing Date.

In addition, the Kohlberg Funds and the Versa Funds have agreed generally not to (i) induce or attempt to induce any of our or our subsidiaries’ clients or customers or any owner, lessor, manager or operator of any parking facility managed by us or any of our subsidiaries or any of their affiliates to terminate or reduce the parking services business it conducts with us or any of our subsidiaries or affiliates or change the terms of its relationship with us or any of our subsidiaries or affiliates to terms that are less favorable to us, (ii) provide parking services to any of our customers or (iii) solicit any of our customers at any time to provide parking services to such customer.  The Kohlberg Funds are subject to the foregoing restrictions for a term of four years following the Closing Date and the Versa Funds are subject to the foregoing restrictions for a term of three and one-half years following the Closing Date.

The Closing Agreements impose certain additional restrictive covenants on the Kohlberg Funds, the Kohlberg Selling Stockholder, the Versa Funds and the Versa Selling Stockholder including (i) confidentiality obligations with respect to our confidential information and (ii) non-disparagement requirements.  The Lubert-Adler Funds and the Lubert-Adler Selling Stockholder are subject to confidentiality obligations with respect to our confidential information pursuant to the terms of their respective Closing Agreements.

Under the Closing Agreements, if, on or prior to October 2, 2016, any selling stockholder transfers any shares of common stock owned by it pursuant to a privately negotiated transaction, the transferee will be required, as a condition to such transfer, to deliver to Standard Parking a joinder to the applicable Closing Agreement, agreeing to be bound by the standstill and transfer restrictions and the agreements regarding the voting of common stock therein, if such selling stockholder transfers shares of common stock:

•                  representing 5% or more of the issued and outstanding shares of common stock to any person;

•                  to any person, following which the transferee, together with its affiliates and any member of a group with such transferee, owns beneficially or of record 5% or more of the issued and outstanding shares of common stock; or

•                  to any affiliate of such selling stockholder or any other selling stockholder or any member of a group with such selling stockholder or any other selling stockholder or their respective affiliates.

Registration Rights Agreement

On the Closing Date, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the selling stockholders, pursuant to which we agreed to register for resale by the selling stockholders the shares of common stock that we issued to the selling stockholders pursuant to the Merger Agreement.  The registration statement, of which this prospectus forms a part, has been filed pursuant to the requirements of the Registration Rights Agreement.  We are required to maintain the effectiveness of the registration statement until the earliest to occur of (i) the date upon which the registrable securities are able to be sold without registration under the Securities Act of 1933 (the

“Securities Act”), (ii) the date that all registrable securities have been sold and (iii) the seventh anniversary of the effective date of the registration statement.  Prior to October 2, 2015, none of the selling stockholders may make any offers or sales of our common stock pursuant to this prospectus except in a firm commitment underwritten public offering, and none of the selling stockholders is permitted to request an underwritten public offering of shares of our common stock pursuant to this prospectus prior to October 2, 2013.  The selling stockholders have the right to request up to four firm commitment underwritten public offerings of the shares that we issued pursuant to the Merger Agreement, with no more than one such offering being requested in any six-month period.  Our obligation to effect any such offering is subject to customary underwriting cutbacks in the event that the managing underwriter determines that inclusion of the number of securities requested to be included in such offering would adversely affect the marketability of such offering.  The Registration Rights Agreement also provides the selling stockholders with piggyback registration rights for underwritten public offerings that we may effect for our own account or for the benefit of our other stockholders.

Other Arrangements

Prior to the consummation of the Merger, KCPC, Central, Kohlberg and Lubert-Adler were parties to that certain management agreement, dated as of May 22, 2007, pursuant to which KCPC and Central paid periodic management fees to Kohlberg and Lubert-Adler.  The management agreement was terminated effective as of the consummation of the Merger.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time on or after October 2, 2013, sell, transfer or otherwise dispose of any or all of their shares of common stock included for public offering in this prospectus on the NASDAQ Global Select Market or any stock exchange, market or trading facility on which the shares are listed or quoted or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                  sales to or through underwriters or broker-dealers for their own account or for resales to the public or to investors;

•                  directly to one or more purchasers in privately negotiated transactions, subject to the conditions on certain transfers in privately negotiated transactions set forth in the Closing Agreements;

•                  block trades;

•                  a combination of any such methods of sale; and

•                  any other method permitted by applicable law and not prohibited under the Closing Agreements or the Registration Rights Agreement.

However, pursuant to the Registration Rights Agreement, prior to October 2, 2015, none of the selling stockholders may make any offers or sales of our common stock pursuant to this prospectus except in a firm commitment underwritten public offering, and none of the selling stockholders is permitted to request an underwritten public offering of shares of our common stock pursuant to this prospectus prior to October 2, 2013.  If underwriters are used in a sale or distribution, the shares of our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The shares of our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of a prospectus supplement.  During and after a firm commitment underwritten public offering, the underwriters may purchase and sell or distribute the shares of our common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.  We are not aware that any selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares.

In connection with a firm commitment underwritten public offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents.  In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  We and the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.

Under the Registration Rights Agreement, we are required to pay all fees and expenses incident to the registration and sale of the shares, including the fees and disbursements of no more than one counsel for the selling stockholders, with such fees and disbursements of counsel not to exceed, in the aggregate, $25,000 (or $50,000 in connection with a firm commitment underwritten public offering).  The selling stockholders are responsible for all underwriting and placement discounts and commissions, agency and placement fees, broker’s commissions and transfer taxes, if any, relating to the registration, sale or disposition of the shares held by the selling stockholders.

We have agreed to indemnify each selling stockholder and its affiliates against liabilities, including liabilities under the Securities Act and state securities laws, relating to (i) any untrue statement of a material fact contained in, or any omission of a material fact from, any registration statement, prospectus or any amendment or supplement thereto except to the extent that such untrue statements or omissions are based upon information furnished by such selling stockholder expressly for inclusion in such registration statement or prospectus or (ii) any violation or alleged violation by us of the Securities Act, the Exchange Act or any state securities laws in connection with any registration required under the Registration Rights Agreement.

Similarly, each selling stockholder has agreed to, severally and not jointly, pro rata based on its ownership of registrable securities up to the net proceeds received by such selling stockholder in the sale giving rise to such indemnification obligation, indemnify us from and against any and all losses for any untrue statement of a material fact contained in, or any omission of a material fact from, any registration statement, prospectus or any amendment or supplement thereto to the extent that such untrue statements or omissions are based upon information regarding such selling stockholder furnished by such selling stockholder expressly for inclusion in such registration statement, prospectus or amendment or supplement thereto.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

No member of the Financial Industry Regulatory Authority (“FINRA”) may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the sale of shares under this prospectus, which total compensation may not exceed 8%.

LEGAL MATTERS

The validity of our common stock to be offered by the selling stockholders will be passed upon for the Company by Katten Muchin Rosenman LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Standard Parking Corporation as of December 31, 2012, and for each of the years in the three-year period ended December 31, 2012, audited by Ernst & Young LLP, independent registered public accounting firm, which are included in Standard Parking Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance on their report given on their authority as experts in accounting and auditing.

The consolidated financial statements of KCPC Holdings, Inc. as of September 30, 2012, and for the year ended September 30, 2012, audited by Ernst & Young LLP, independent auditor, which are included in Exhibit 99.1 of Standard Parking Corporation’s Current Report on Form 8-K filed with the SEC on April 2, 2013, have been incorporated by reference herein and in the registration statement in reliance on their report given on their authority as experts in accounting and auditing.

The audited historical financial statements of KCPC Holdings, Inc. as of September 30, 2011, and for the years ended September 30, 2011 and September 30, 2010, which are included in Exhibit 99.1 of Standard Parking Corporation’s Current Report on Form 8-K filed with the SEC on April 2, 2013, have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, including Standard Parking, that file electronically with the SEC. The address of that web site is www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus documents we file with the SEC, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC.  The information that we incorporate by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede that information.  This prospectus incorporates by reference the documents set forth below that have been previously filed with us by the SEC:

•                  Annual Report on Form 10-K, filed on March 18, 2013, for the fiscal year ended December 31, 2012 (including portions of the definitive Proxy Statement for our 2013 annual meeting of stockholders filed on April 1, 2013 solely to the extent incorporated by reference therein);

•                  Current Reports on Form 8-K filed on February 15, 2013, February 27, 2013 and April 2, 2013; and

•                  Registration Statement on Form 8-A filed on May 25, 2004 (description of the common stock), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (excluding any information furnished but not filed).  Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:

Standard Parking Corporation
Attention: Investor Relations
900 N. Michigan Avenue, Suite 1600
Chicago, Illinois 60611-1542
(312) 274-2000

3,600,000 Shares

SP Plus Corporation

Common Stock

Morgan Stanley

May 12, 2017